Exhibit 10.23

AMENDMENT NUMBER EIGHTEEN TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER EIGHTEEN TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 30, 2021 (the “Amendment Eighteen Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and THE REAL GOOD FOOD COMPANY LLC (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended (the “Agreement”).

WHEREAS, Borrower has requested that Lender reduce the Maximum Revolver Amount and modify the amount and payment terms of the Anniversary Fee.

WHEREAS, Lender has agreed to Borrower’s request pursuant to the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

l.        DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2.      AMENDMENTS. Effective as of the Amendment Eighteen Effective Date (as that term is defined in Section 2.1 of this Amendment), the Agreement is amended as follows:

2.1        Additional Definitions. Section 8 of the Agreement is amended by adding the definitions of “Amendment Eighteen” and “Amendment Eighteen Effective Date” as follows:

“Amendment Eighteen” means that certain Amendment Number Eighteen to Loan and Security Agreement, dated as of June 30, 2021, between Lender and Borrower.

“Amendment Eighteen Effective Date” shall have the meaning set forth in the preamble to Amendment Eighteen.

2.2        Reduction in Maximum Revolver Amount. Section 1.A. of the Schedule to Loan and Security Agreement is hereby amended such that the Maximum Revolver Amount is reduced from $36,500,000 to $15,000,000.

2.3        Modification of Anniversary Fee. The definition of Anniversary Fee in Section 3 of the Schedule to Loan and Security Agreement is deleted and replaced by the following:

Anniversary Fee. With respect to the Revolving Loans: $12,500 per month fully earned and payable on the last day of the preceding month commencing June 30, 2021, and continuing for each month thereafter until the earlier of repayment in full and termination of the Revolving Loans or the Revolver Maturity Date.

3.        CONDITION PRECEDENT.

3.1        The following is a condition precedent to the effectiveness of this Amendment:

A.        Lender shall have received a fully executed copy of this Amendment

4.        REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5.        LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

6.        RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Agreement Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

6.1        Arise out of the Loan Documents;

6.2        Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

6.3        Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

7.        WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Agreement it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or this Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel,

Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

8.        LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Agreement and each party executes this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of this Agreement.

9.        COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

THE REAL GOOD FOOD COMPANY LLC

By:	/s/ Bryan Freeman
Name:	Bryan Freeman
Title:	Chairman

Signature Page to Amendment Number Eighteen to Loan and Secretary Agreement

PMC FINANCIAL SERVICES GROUP, LLC

By:	/s/ Walter E. Buttkus, III
Name:	Walter E. Buttkus, III
Title:	President

Signature Page to Amendment Number Eighteen to Loan and Secretary Agreement